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Exhibit 23.3

CONSENT OF INDEPENDENT QUALIFIED PERSON

        I consent to the filing of the written disclosure of the technical reports titled "Technical Report on the Uranium Resources at The Cibola Uranium Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA" dated January 14, 2011, "Technical Report on the Uranium Resources at Ambrosia Lake Project, McKinley County, New Mexico, USA" dated January 18, 2011 and "Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall County, South Dakota, USA" dated January 18, 2011 (collectively, the "Reports") and any extracts from or summary of the Reports in the Registration Statement on Form S-1 and related Prospectus of Neutron Energy, Inc. (the "Registration Statement"). I also consent to the use of my name and name of Broad Oak Associates and all references to me or Broad Oak Associates as an expert in geology in the Registration Statement.

/s/ GEOFF S. CARTER, P. ENG. Geoff S. Carter, P. Eng. Broad Oak Associates Toronto, Ontario March 30, 2011

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CONSENT OF INDEPENDENT QUALIFIED PERSON